UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	August 14, 2020

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4995 Bradenton Avenue, Suite 240, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	NAVB	NYSE American

Item 1.01     Entry into a Material Definitive Agreement.

On August 14, 2020, Navidea Biopharmaceuticals, Inc. (“Navidea” or the “Company”) signed an amended and restated equity commitment letter (the “Commitment Letter”) with Mastiff Group LLC as lead investor (the “Sponsor”), for a private placement financing of up to $25,000,000 in aggregate gross proceeds for the sale and issuance of shares of Navidea’s common stock. The Commitment Letter supersedes and replaces a previously disclosed commitment letter entered into between Navidea and the Sponsor on August 9, 2020 and August 13, 2020 (the “Prior Commitment Letters”). The Prior Commitment Letters contained substantially similar terms as the Commitment Letter.

The Commitment Letter requires the Sponsor to purchase, or cause the purchase of, shares of Navidea’s common stock, and to pay, or cause to be paid, to Navidea an aggregate of up to $25,000,000 (the “Equity Commitment”). The Commitment Letter provides that the initial tranche of the private placement will be in an amount of $5,000,000, at a purchase price of $5.00 per share, and that subsequent sales of the shares of common stock shall be made “at-the-market,” provided that no such subsequent sales shall be made unless Navidea’s common stock closes at or above $5.00 for five consecutive trading days on the NYSE American. The Sponsor may effect the funding of the Equity Commitment directly or indirectly through one or more affiliates of the Sponsor or any other investment fund that the Sponsor deems appropriate. The Commitment Letter provides that definitive agreements (the “Definitive Agreements”), including a Stock Purchase Agreement and Registration Rights Agreement, must be signed within 7 business days of the date of the Commitment Letter, and one or more closings will be held not later than 90 calendar days from the date of execution of the Definitive Agreements. The Equity Commitment is subject to the approval by the NYSE American of the Company’s additional listing application and other customary closing conditions.

This Commitment Letter and the obligation of the Sponsor to fund the Equity Commitment will terminate automatically and immediately upon the earliest to occur of (a) the mutual agreement of the Sponsor and Navidea, (b) failure of the parties to agree to definitive documents, and (c) the funding of the initial tranche of $5,000,000 and funding of $20,000,000 in subsequent closings, at which time such obligation will be discharged but subject to the performance of such obligation. In addition, Navidea may terminate this the Commitment Letter and the Equity Commitment if the purchase price proposed by the Sponsor is not above the “at-market” per share price on the date of execution of the Definitive Agreements.

The securities to be sold pursuant to the Equity Commitment have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of Navidea’s securities. No offer, solicitation or sale will be made in any state or other jurisdiction in which such offering, solicitation or sale would be unlawful.

The foregoing description of the Commitment Letter is qualified in its entirety by reference thereto, a copy of which was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q, filed with the U.S. Securities and Exchange Commission on August 14, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: August 17, 2020	By:	/s/ Jed A. Latkin
Jed A. Latkin Chief Executive Officer, Chief Operating Officer and Chief Financial Officer